SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

                           Filed by the Registrant [X]

                 Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12


                            PRIDE INTERNATIONAL, INC.
                (Name of Registrant as Specified in its Charter)

      _____________________________________________________________________
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1.    Title of each class of securities to which transaction applies:

      2.    Aggregate number of securities to which transaction applies:

      3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

      4.    Proposed maximum aggregate value of transaction:

      5.    Total fee paid:

[ ]   Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1.    Amount Previously Paid:
      2.    Form, Schedule or Registration Statement No.:
      3.    Filing Party:
      4.    Date Filed:

[Pride Logo]               PRIDE INTERNATIONAL, INC.

                            ------------------------

                 NOTICE OF 1998 ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 12, 1998

     The Annual Meeting of Shareholders of Pride International, Inc. (the "Company") will be held at the Westchase Hilton, 9999 Westheimer, Houston, Texas 77042 on Tuesday, May 12, 1998, at 1:00 p.m., Houston Time, for the following purposes:

          1. To elect seven directors, each to serve for a term of five years.

          2. To approve the adoption of the Company's 1998 Long-Term Incentive Plan.

          3. To approve an amendment to the Company's 1993 Directors' Stock Option Plan to increase by 200,000 the number of shares of Common Stock covered by that plan.

          4. To ratify the appointment of Coopers & Lybrand L.L.P. as the Company's independent accountants for 1998.

          5. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     Attached to this Notice is a Proxy Statement setting forth information with respect to the above items and certain other information.

     The Board of Directors has established March 31, 1998 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting.

     Shareholders, whether or not they expect to be present at the meeting, are requested to sign and date the enclosed proxy card and return it promptly in the envelope enclosed for that purpose. Any person giving a proxy has the power to revoke it at any time, and shareholders who are present at the meeting may withdraw their proxies and vote in person.

                                          By Order of the Board of Directors

                                          /s/ ROBERT W. RANDALL
                                          ROBERT W. RANDALL, SECRETARY

Houston, Texas
April 13, 1998

                            PRIDE INTERNATIONAL, INC.
                           5847 SAN FELIPE, SUITE 3300
                              HOUSTON, TEXAS 77057

                            ------------------------

                                 PROXY STATEMENT
                                       FOR
                       1998 ANNUAL MEETING OF SHAREHOLDERS

     This Proxy Statement is furnished in connection with the solicitation of proxies for use at the 1998 Annual Meeting of Shareholders of Pride International, Inc. (the "Company") to be held on May 12, 1998, or at any adjournment or adjournments thereof, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

     All properly executed written proxies delivered pursuant to this solicitation (and not later revoked) will be voted at the Annual Meeting in accordance with the instructions given in the proxy. When voting regarding the election of directors to serve until the 2003 Annual Meeting of Shareholders, shareholders may vote in favor of all nominees, withhold their votes as to all nominees or withhold their votes as to specific nominees. When voting regarding each of items 2 through 4, shareholders may vote in favor of adoption or ratification, as the case may be, against adoption or ratification or may abstain from voting. Shareholders should specify their choices on the enclosed proxy card. If no choice is specified, proxies that are signed and returned will be voted FOR the election of all nominees, FOR approval of the 1998 Long-Term Incentive Plan and the increase in the number of shares covered by the 1993 Directors' Stock Option Plan, and FOR ratification of the appointment of Coopers & Lybrand L.L.P. as the Company's independent accountants for 1998.

     The accompanying proxy is solicited on behalf of the Board of Directors of the Company and is revocable at any time before it is exercised at the Annual Meeting by written notice of termination given to the Secretary of the Company or by filing with the Secretary a later-dated proxy. All shares of the Company's Common Stock represented by properly executed and unrevoked proxies will be voted if such proxies are received in time for the meeting. Such proxies, together with this Proxy Statement and the Company's Annual Report to Shareholders, are being sent to shareholders on or about April 13, 1998.

                QUORUM, VOTE REQUIRED AND REVOCATION OF PROXIES

     The Board of Directors has established March 31, 1998 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. At the record date, there were outstanding 50,070,548 shares of Common Stock held by 1,991 shareholders of record. Each share of Common Stock is entitled to one vote upon each matter to be voted on at the meeting. As of March 31, 1998, 2,609,677 shares of Common Stock, or 5.0% of the total outstanding, were beneficially owned by the directors and executive officers of the Company. See also "Certain Relationships and Related Transactions."

     The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock at the Annual Meeting is necessary to constitute a quorum. If a quorum is present, the seven nominees for director will be elected by a plurality of the votes cast. Items 2 through 4 require the affirmative vote of at least a majority of the votes cast. The Company expects that no other matter will be brought before the Annual Meeting. If, however, other matters are properly presented, the persons named as proxies will vote in accordance with their judgment with respect to such matters.

     Any holder of Common Stock has the right to revoke his or her proxy at any time prior to the voting thereof at the Annual Meeting by (i) filing a written revocation with the Secretary prior to the voting of such

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proxy, (ii) giving a duly executed proxy bearing a later date or (iii) attending the Annual Meeting and voting in person. Attendance by a shareholder will not itself revoke his or her proxy.

                     COST AND METHOD OF PROXY SOLICITATION

     The Company will bear the cost of the solicitation of proxies. In addition to solicitation by mail, directors, officers and employees of the Company may solicit proxies from shareholders by telephone, telecopy or telegram or in person. The Company will supply banks, brokers, dealers and other custodian nominees and fiduciaries with proxy materials to enable them to send a copy of such material by mail to each beneficial owner of shares of the Company's Common Stock that they hold of record and will, upon request, reimburse them for their reasonable expenses in doing so. In addition, the Company has engaged Georgeson & Company to assist in the solicitation of proxies for a fee of $7,500, plus reimbursement of certain out-of-pocket expenses.

                             ELECTION OF DIRECTORS
                                    (ITEM 1)

     The Board of Directors currently consists of eight members, one of whom, Mr. Thomas H. Roberts, Jr., will not be eligible to stand for re-election at the 1998 Annual Meeting of Shareholders. Pursuant to the Company's Bylaws, the Board has reduced the number of directors to seven effective upon the retirement of Mr. Roberts at the end of his current term. In accordance with the Company's charter and applicable provisions of the Louisiana Business Corporation Law, the directors of the Company are elected for five-year terms. Each director elected at the 1998 Annual Meeting of Shareholders will hold the office until the 2003 Annual Meeting of Shareholders and until their respective successors are elected.

RECOMMENDATION OF THE BOARD OF DIRECTORS CONCERNING THE ELECTION OF DIRECTORS

     The Board of Directors recommends a vote FOR the seven nominees identified below, all of whom are currently serving as directors of the Company, to hold office until the 2003 Annual Meeting of Shareholders and until their respective successors are elected. Proxies received by the Board of Directors will be voted FOR all of the nominees unless shareholders specify a contrary choice in their proxy. If prior to the Annual Meeting any nominee becomes unavailable for election, which is not anticipated, the proxies received will be voted FOR the election of such substitute nominee as the Board of Directors may propose.

NOMINEES FOR ELECTION

     Each of the director nominees has been approved by the Board of Directors for submission to the shareholders. Set forth below is the current principal occupation (which, unless otherwise indicated, has been his principal occupation during the last five years), age and certain other information for each nominee:

          RAY H. TOLSON, 63, is the Chairman of the Board and Chief Executive Officer of the Company. Mr. Tolson has served as a director since August 1988 and Chief Executive Officer of the Company and its predecessor since 1975. He was President of the Company from February 1975 to February 1997. Mr. Tolson serves on the Executive Committee of the Board of Directors.

          REMI DORVAL, 47, became a director and Vice Chairman of the Board of the Company in March 1997 in connection with the acquisition by the Company of the operating subsidiaries of Forasol-Foramer N.V. ("Forasol-Foramer"). See "Certain Relationships and Related Transactions." For more than five years prior to becoming a director, Mr. Dorval was a Supervisory Director and Chief Executive Officer of Forasol-Foramer and its predecessors. Since 1990, he has been a supervisory director of Soletanche Group, a privately held French company, and is in charge of its interests in the oil and gas sector. Mr. Dorval serves on the Audit Committee of the Board of Directors.

          CHRISTIAN J. BOON FALLEUR, 50, became a director of the Company in March 1997 in connection with the Forasal-Former transaction. See "Certain Relationships and Related Transactions." For more than five years prior to becoming a director, Mr. Boon Falleur was a Supervisory Director and

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
     Executive Vice President of Forasol-Foramer and its predecessors. He has been affiliated since 1972 with Ackermans & van Haaren Group, a publicly traded company listed on the Brussels Stock Exchange, and is currently in charge of its energy services and construction sections. Mr. Boon Falleur serves on the Compensation Committee of the Board of Directors.

          JAMES B. CLEMENT, 52, has been a director of the Company since November 1993. From 1977 until October 1997, he was an executive officer of Offshore Logistics, Inc., a publicly traded company engaged in helicopter transportation services, serving as its President, Chief Executive Officer and a director since 1988. He is currently serving as a consultant to Offshore Logistics and manages personal investments. Mr. Clement serves on the Executive Committee, the Audit Committee and the Compensation Committee of the Board of Directors.

          JORGE E. ESTRADA M., 50, has been a director of the Company since October 1993. For more than five years, Mr. Estrada has been President and Chief Executive Officer of JEMPSA Media and Entertainment, a company specializing in the Spanish and Latin American entertainment industry. Previously, Mr. Estrada served as President -- Worldwide Drilling Division of Geosource and Vice President of Geosource Exploration Division -- Latin America.

          RALPH D. MCBRIDE, 51, became a director of the Company in September 1995. Mr. McBride has been a partner with the law firm of Bracewell & Patterson, L.L.P. in Houston, Texas, since 1980. Mr. McBride serves on the Executive Committee, Audit Committee and Compensation Committee of the Board of Directors.

          JAMES T. SNEED, 66, has been a director of the Company since October 1992. In 1991 he retired after 37 years of employment with Mobil Oil Corporation where he was Production Manager USA. Mr. Sneed serves on the Executive Committee and the Compensation Committee of the Board of Directors.

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
SECURITIES OWNED BY NOMINEES AND DIRECTORS

     Set forth below for each nominee and director are the number of shares of Common Stock of the Company beneficially owned as of March 31, 1998 and the percentage of outstanding shares of Common Stock that such number of shares represents. Unless otherwise indicated, the indicated owner has, or would have upon exercise of stock options, sole voting and investment power with respect to such shares.

                                        NUMBER OF SHARES     PERCENT OF
                                          BENEFICIALLY      OUTSTANDING
NAME                                        OWNED(1)           SHARES
-------------------------------------   ----------------    ------------
Ray H. Tolson........................      1,008,895            2.0
Remi Dorval(2).......................         25,000             *
Christian J. Boon Falleur(3).........         45,000             *
James B. Clement.....................         20,500             *
Jorge E. Estrada M.(4)...............         50,817             *
Ralph D. McBride.....................         18,800             *
James T. Sneed.......................         23,600             *
Thomas H. Roberts, Jr.(5)............        345,313             *
------------
 * Less than 1% of issued and outstanding shares of the Company's Common Stock.

(1) Includes shares that may be acquired within 60 days of March 31, 1998 by exercise of stock options as follows: Mr. Tolson -- 921,417; Mr. Clement -- 20,500; Mr. McBride -- 14,500; Mr. Sneed -- 20,500.

(2) Does not include 2,752,750 shares beneficially owned by Soletanche Group, of which Mr. Dorval serves as a supervisory director. See "Certain Shareholders" and "Certain Relationships and Related Transactions."

(3) Does not include 3,853,850 shares beneficially owned by Ackermans & van Haaren Group, with which Mr. Boon Falleur is affiliated. See "Certain Shareholders" and "Certain Relationships and Related Transactions."

(4) Includes shares issuable upon conversion of the Company's convertible subordinated debentures.

(5) Mr. Roberts, 73, has been a director of the Company since 1988. He held a variety of positions with DEKALB until his retirement. He currently serves on the Audit Committee of the Board of Directors. Mr. Roberts is ineligible to stand for reelection to the Board of Directors because the Company's Bylaws do not permit the election of a nominee who has attained the age of 70.

COMPENSATION OF DIRECTORS

     The annual retainer for each outside director is $7,000 per quarter, or $28,000 annually, commencing in 1998. In addition, each director who is not an employee of the Company has received stock options under the Company's 1993 Directors' Stock Option Plan. Options covering all 200,000 shares of the Company's Common Stock reserved under the plan have been granted since adoption of the plan. If Item 3 is approved by the shareholders, an additional 200,000 shares of Common Stock will be available for purchase upon exercise of options granted pursuant to the plan. For a summary description of the plan, see "Approval of Amendment to 1993 Directors' Stock Option Plan to Provide Additional Shares" below.

ORGANIZATION OF THE BOARD OF DIRECTORS

     The Board of Directors is responsible for the overall affairs of the Company. To assist it in carrying out its duties, the Board has delegated certain authority to an Executive Committee, an Audit Committee and a Compensation Committee. During 1997, the Board of Directors of the Company held four meetings. Each director attended at least 75% of the total number of meetings of the Board of Directors and of the total number of meetings held by each Committee of the Board on which he served. The Board does not have a standing nominating committee.

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
     The Executive Committee, comprised of Messrs. Tolson, Clement, McBride and Sneed, may exercise the power and authority of the Board of Directors, subject to certain limitations, when the Board is not in session. The Executive Committee held four meetings during 1997.

     The Audit Committee, comprised of Messrs. Clement, McBride, Dorval and Roberts, has the authority and power to oversee the retention, performance and compensation of the independent public accountants of the Company, and the establishment and oversight of such systems of internal accounting and auditing control as it deems appropriate. The Audit Committee held two meetings during 1997.

     The Compensation Committee, comprised of Messrs. Clement, McBride, Boon Falleur and Sneed, recommends and approves employment agreements, salaries and incentive plans, stock options and employee benefit plans for officers and key employees. The Compensation Committee held three meetings during 1997.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's executive officers and directors to file initial reports of ownership and reports of changes in ownership of the Company's Common Stock with the Securities and Exchange Commission and, pursuant to rules promulgated under Section 16(a), such individuals are required to furnish the Company with copies of Section 16(a) reports they file. Based solely on a review of the copies of such reports furnished to the Company, the Company is not aware of any failure by any of its executive officers or directors to comply with the Section 16(a) reporting requirements during 1997.

                    APPROVAL OF 1998 LONG-TERM INCENTIVE PLAN
                                    (ITEM 2)

SUMMARY DESCRIPTION OF THE PLAN

     At the Annual Meeting, the shareholders will consider and act upon a proposal to approve the adoption of the Company's 1998 Long-Term Incentive Plan (the "Plan"), which is attached hereto as Appendix A. The Company's existing Long-Term Incentive Plan (the "1988 Plan") was first approved in 1988. The Board of Directors has determined that it would be in the best interest of the Company to have a new long-term incentive plan. The Plan adapts to the current requirements of Rule 16(b) of the Exchange Act and other changes in the law since the adoption of the 1988 Plan, and that provides the Committee with additional flexibility regarding the terms of long-term incentive awards ("Awards").

     No Awards have yet been made under the Plan. If the Plan is approved by the Company's shareholders, no further Awards will be made under the 1988 Plan.

     OBJECTIVES. The objectives of the Plan are to retain selected employees of the Company and its subsidiaries and reward them for making significant contributions to the success of the Company. The objectives are to be accomplished by making Awards designed to provide participants with a proprietary interest in the growth and performance of the Company and its subsidiaries.

     TERM. The Plan was approved and adopted by the Board of Directors on February 26, 1998, subject to shareholder approval. If approved at the Annual Meeting by a majority of the outstanding shares of Common Stock represented in person or by proxy and constituting a quorum, the Plan will become effective as of February 26, 1998. If not approved, it will be terminated without any effect on any of the Company's other incentive plans. The Plan may be terminated at any time by the Board of Directors by a majority vote.

     ELIGIBILITY. All employees of the Company and its subsidiaries are eligible for Awards under the Plan. The Compensation Committee of the Board of Directors (the "Committee") shall select the participants from time to time by the grant of Awards.

     COMMON STOCK AVAILABLE FOR AWARDS. There shall be available for Awards granted, wholly or in part, in Common Stock (including rights or options which may be exercised for or settled in Common Stock) under the Plan 10% of the total shares of Common Stock outstanding from time to time, subject to

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
adjustment. The maximum number of shares of Common Stock that may be issued pursuant to incentive stock options is 1,000,000 shares. No participant may be granted Awards consisting of stock options or stock appreciation rights exercisable for more than 2,500,000 shares of Common Stock.

     TYPES OF AWARDS. Awards may be in the form of (i) rights to purchase a specified number of shares of Common Stock at a specified price (an "Option"),
(ii) rights to receive a payment, in cash or Common Stock, equal to the excess of the fair market value or other specified value of a number of shares of Common Stock on the rights exercise date over a specified strike price, (iii) grants of restricted or unrestricted Common Stock or units denominated in Common Stock ("Stock Awards") and (iv) grants denominated in cash. The Committee will determine the type or types of Awards to be made to each participant under the Plan, and the terms, conditions and limitations applicable to each such Award. The following is a brief description of these Awards:

          1. STOCK OPTIONS. An Award may consist of a right to purchase a specified number of shares of Common Stock at a price specified by the Committee in the Award agreement or otherwise. A Stock Option may be in the form of an incentive stock option ("ISO"), which in addition to being subject to applicable terms, conditions and limitations established by the Committee, complies with Section 422 of the Internal Revenue Code of 1986, as amended (the "Tax Code"), or in the form of a non-qualified option. The Plan authorizes the Committee to specify the manner of payment of the option price. Payment may be made in cash, shares of Common Stock, or by surrendering all or part of that or any other Award, valued at Fair Market Value (as defined in the Plan) on the date of exercise, or any combination thereof. The Committee is authorized to permit payment to be made by successive exercises by the participant. Certain restrictions may apply in the event shares of restricted stock are tendered as consideration for the exercise of a stock option. No ISO can be granted under the Plan more than 10 years following the effective date of the Plan.

          2. STOCK APPRECIATION RIGHTS. A stock appreciation right ("SAR") consists of a right to receive a payment, in cash or Common Stock, equal to the excess of the Fair Market Value or other specified valuation of a specified number of shares of Common Stock on the date the SAR is exercised over a specified strike price as set forth in the Award agreement. The Committee is authorized to determine the terms and conditions of SAR grants, subject to certain limitations.

          3. STOCK AWARD. A Stock Award may consist of Common Stock or may be denominated in units of Common Stock. All or part of any Stock Award may be subject to conditions established by the Committee and set forth in the Award agreement. Such conditions may include, but are not limited to, continuous service with the Company and its subsidiaries, achievement of specific business objectives, increases in specified indices, attaining specified growth rates and other comparable measurements of performance. Such Awards may be based on Fair Market Value or other specified valuations. The certificates evidencing shares of Common Stock issued in connection with a Stock Award shall contain appropriate legends and restrictions describing the terms and conditions of the restrictions applicable thereto.

          4. CASH AWARDS. The Committee may also provide for cash awards, with the amount of the eventual payment subject to future service and such other restrictions and conditions as may be established by the Committee and set forth in the Award agreement, including, but not limited to, continuous service with the Company and its subsidiaries, achievement of specific business objectives, increases in specified indices, attaining specified growth rates and other comparable measurements of performance.

     AWARD AGREEMENT. Each Award shall be embodied in an Award agreement, containing such terms, conditions and limitations as shall be determined by the Committee in its sole discretion. An Award agreement may include provisions for the repurchase by the Company of Common Stock acquired pursuant to the Plan and the repurchase of a participant's option rights under the Plan.

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
     PAYMENT OF AWARDS. Generally, payment of Awards may be made in the form of cash or Common Stock or combinations thereof and may include such restrictions as the Committee shall determine including, in the case of Common Stock, restrictions on transfer and forfeiture provisions. The Committee may, in its discretion, permit selected participants to elect to defer payments (I.E., in the form of installment payments or a future lump sum payment) of some or all types of Awards in accordance with procedures established by the Committee. The Committee may also permit the exercise or purchase of Awards by loans from the Company or use of the proceeds to be received from the sale of Common Stock issuable pursuant to an Award.

     TAX WITHHOLDING. The Company has the right to deduct applicable taxes from any Award payment and withhold, at the time of delivery or vesting of cash or shares of Common Stock, an appropriate amount of cash or number of shares of Common Stock or a combination thereof for payment of taxes or to take any such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes. The Committee may also permit withholding to be satisfied by the transfer to the Company of shares of Common Stock.

     ASSIGNABILITY. Generally, no Award may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated by a participant other than by will or the laws of descent and distribution, and during the lifetime of a participant, any Award shall be exercisable only by him. Nevertheless, subject to the approval by the Committee in its sole discretion, all or a portion of the Awards granted to a participant under the Plan which are not intended to be ISOs may be transferable by the participant, to the extent and only to the extent specified in such approval, to (i) the children or grandchildren of the participant ("Immediate Family Members"), (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members or (iii) a partnership or partnerships in which such Immediate Family Members have at least 99% of the equity, profit and loss interests; PROVIDED that the Award agreement pursuant to which such Awards are granted must expressly provide for transferability in a manner consistent with the Plan.

     AMENDMENT OR TERMINATION. The Board of Directors may amend, modify, suspend or terminate the Plan for the purpose of meeting or addressing any changes in legal requirements or for any other lawful purpose, except that (i) no amendment or alteration that would impair the rights of any participant under any Award previously granted to such participant shall be made without such participant's consent and (ii) no amendment or alteration shall be effective prior to approval by the Company's shareholders to the extent such approval is determined by the Board to be required by applicable laws, regulations or exchange requirements.

     ADJUSTMENTS. The Board of Directors may make certain adjustments in the event of any subdivision or consolidation of outstanding shares of Common Stock or declaration of a dividend payable in shares of Common Stock or capital reorganization or reclassification or other transaction involving an increase or reduction in the number of outstanding shares of Common Stock, any consolidation or merger of the Company with another corporation or entity or the adoption by the Company of a plan of exchange affecting the Common Stock or any distribution to holders of Common Stock of securities or property (other than normal cash dividends or dividends payable in Common Stock).

     TERMINATION OF EMPLOYMENT. Unless otherwise specifically provided in the related option agreement or in any other agreement with the participant or unless specifically accelerated by the Committee, each option granted under the Plan shall be deemed to provide that if the participant's employment with the Company or its subsidiaries ends for any reason whatsoever, the option will immediately terminate to the extent the option is not vested (or does not become vested as a result of such termination of employment) on the date the participant's employment terminated.

     CHANGE IN CONTROL. The occurrence of a "change in control" of the Company shall result in acceleration of the vesting and exercisability of, and lapse of restrictions with respect to, all Awards granted under the Plan. For purposes of this provision, a "change in control" means, and shall be deemed to have occurred on the date of the first to occur of any of the following: (i) a change in control of the Company of the nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A or Item 1 of Form 8-K promulgated under the Exchange Act as in effect on February 26, 1998, or if neither item remains in effect, any regulations issued by the Securities and Exchange Commission pursuant to the Exchange Act which serve similar purposes;
(ii) any "person" (as such term is used in Sections 12(d) and 14(d)(2) of the Exchange Act) is or becomes a beneficial owner, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then-outstanding securities; (iii) the individuals who were members of the Board of Directors of the Company immediately prior to a meeting of the shareholders of the Company involving a contest for the election of Directors shall not constitute a majority of the Board of Directors following such election; (iv) the Company shall have merged into or consolidated with another corporation, or merged another corporation into the Company, on a basis whereby less than 50% of the total voting power of the surviving corporation is represented by shares held by former shareholders of the Company prior to such merger or consolidation; or (v) the Company shall have sold, transferred or exchanged all or substantially all of its assets to another corporation or other entity or person. Notwithstanding the above, the acceleration of vesting and exercisability of unmatured Awards is limited to the extent necessary to avoid imposition of the golden parachute excise tax under Section 4999 of the Tax Code, unless contrary provisions are contained in the related Award agreement or in any other agreement with the participant.

     ADMINISTRATION. The Plan will be administered by the Compensation Committee of the Company's Board of Directors, which shall have full and exclusive power to interpret the Plan and to adopt such rules, regulations and guidelines for carrying out the Plan as it may deem necessary or proper, all of which powers shall be exercised in the best interests of the Company and in keeping with the objectives of the Plan. Any decisions of the Committee in the interpretation and administration of the Plan shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned. The Committee may delegate to the President and other senior officers of the Company certain duties under the Plan.

     The foregoing description summarizes the principal terms and conditions of the Plan, does not purport to be complete and is qualified in its entirety by reference to the Plan, a copy of which is attached hereto as Appendix A.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of certain federal income tax aspects of Awards made under the Plan, based upon the laws in effect on the date hereof. The discussion is general in nature and does not take into account a number of considerations which may apply in light of the particular circumstances of a participant under the Plan.

     NON-QUALIFIED STOCK OPTIONS. With respect to non-qualified stock options:
(i) no income is recognized by the participant at the time the option is granted, (ii) generally, upon exercise of the option, the participant recognizes ordinary income in an amount equal to the difference between the option price and the fair market value of the share on the date of exercise; and (iii) at disposition, any difference between the sale price and the fair market value of the shares on the date of exercise will be treated generally as capital gain or loss.

     INCENTIVE STOCK OPTIONS. Generally, no taxable income is recognized by the participant upon the grant of an ISO or upon the exercise of an ISO during the period of his employment with the Company or one of its subsidiaries, or within three months (12 months, in the event of permanent and total disability, or the term of the option, in the event of death) after termination. An option exercised more than three months after an optionee's termination of employment other than upon death cannot qualify for the tax treatment accorded incentive stock options. Such option would be treated as a non-qualified stock option instead. However, the exercise of an ISO may result in an alternative minimum tax liability to the participant. If the participant continues to hold the shares acquired upon exercise of an ISO for at least two years from the date of grant and one year from the date of exercise, upon the sale of the shares any amount realized in excess of the option price will be taxed as long-term capital gain.

     If Common Stock acquired upon the exercise of an ISO is disposed of prior to the expiration of the one-year and two-year holding periods described above, the participant will generally recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise (or, if less, the amount realized on the disposition of the shares) over the option price. Any further gain recorded by the participant on such disposition will be taxed as short-term, mid-term or long-term capital gain depending on the period of time that the shares were held by the participant.

     STOCK APPRECIATION RIGHTS. No income will be recognized by a participant in connection with the grant of an SAR. When an SAR is exercised, the participant will generally recognize as ordinary income in the year of exercise an amount equal to the amount of cash received plus the fair market value on the date of exercise of any shares received. If the participant receives Common Stock upon exercise of an SAR, rules similar to those described above under "Non-Qualified Stock Options" will apply with respect to the post-exercise appreciation.

     RESTRICTED STOCK. A participant receiving restricted stock generally will recognize ordinary income in the amount of the fair market value of the restricted stock at the time the stock vests, less the consideration paid for the stock. However, a participant may elect, under Section 83(b) of the Tax Code, to recognize ordinary income on the date of grant in an amount equal to the excess of the fair market value of the shares on such date (determined without regard to the restrictions) over their purchase price. The holding period to determine whether the participant has long-term, mid-term or short-term capital gain on a subsequent disposition of the shares generally begins when the restriction period expires, and the tax basis for such shares will generally be the fair market value of such shares on such date. If the participant has made an election under Section 83(b), however, the holding period will commence on the date of grant, and the tax basis will be equal to the fair market value of the shares on such date (determined without regard to the restrictions).

     Dividends paid on restricted stock prior to the date on which the forfeiture restrictions lapse generally will be treated as compensation that is taxable as ordinary income to the participant. If, however, the participant makes a Section 83(b) election with respect to the restricted stock, the dividends will be taxable as ordinary dividend income to the participant.

     CASH AWARDS. Payments of cash awards will be ordinary income to the participant in the year paid, and the Company will be entitled to a deduction for such amount.

     COMPANY DEDUCTION. As a general rule, the Company will be entitled to a deduction for federal income tax purposes at the same time and in the same amount that an employee recognizes ordinary income from Awards under the Plan, to the extent such income is considered reasonable compensation under the Tax Code. Accordingly, no deduction is available to the Company upon the grant or exercise of an incentive stock option (although a deduction may be available if the employee sells the shares so purchased before the applicable holding period expires), whereas upon exercise of a non-qualified stock option, the Company is entitled to a deduction in an amount equal to the income recognized by the employee. The Company will not, however, be entitled to a deduction to the extent compensation in excess of $1 million is paid to an executive officer who was employed by the Company at year-end, unless the compensation qualifies as "performance based" under Section 162(m) of the Tax Code or certain other exceptions apply. In addition the Company will not be entitled to a deduction with respect to payments to employees which are contingent upon a change in control if such payments are deemed to constitute "excess parachute payments" under Section 280G of the Tax Code and do not qualify as reasonable compensation pursuant to that Section; such payments will subject the recipients to a 20% excise tax.

VOTE REQUIRED

     Approval of the adoption of the 1998 Long-Term Incentive Plan will require the affirmative vote of the holders of a majority of shares of Common Stock represented in person or by proxy and constituting a quorum at the Annual Meeting.

     The Board of the Directors recommends a vote FOR approval of the adoption of the 1998 Long-Term Incentive Plan.

                 APPROVAL OF AMENDMENT TO 1993 DIRECTORS' STOCK
                    OPTION PLAN TO PROVIDE ADDITIONAL SHARES
                                    (ITEM 3)

GENERAL DESCRIPTION OF THE PLAN

     At the 1993 Annual Meeting of Shareholders, the shareholders approved the adoption of the Company's 1993 Directors' Stock Option Plan (the "DSOP"). The purpose of the DSOP was to afford the Company's directors who are not full-time employees of the Company or any of its subsidiaries an opportunity to acquire a greater proprietary interest in the Company and to encourage qualified individuals to consider favorably the request to serve as directors and to remain as directors once they are elected.

     The DSOP initially authorized granting of options to purchase up to 200,000 shares of the Company's Common Stock, all of which have since been granted to outside directors. The Board of Directors has approved an amendment to the DSOP to increase to 400,000 the total number of shares of Common Stock which may be purchased pursuant to the exercise of options granted under the DSOP.

     ELIGIBILITY AND AWARDS. Pursuant to the terms of the DSOP, the Board of Directors or the Executive Committee may, at any time but not more frequently than once during each calendar year, grant discretionary options to any director of the Company who satisfies the eligibility requirements outlined below. Six of the eight current directors qualify for option grants under the DSOP. The number of options granted and the number of shares for which the options are granted shall be such number as is determined by the Board of Directors or the Executive Committee, at a price per share determined in accordance with the terms of the DSOP. The time or times at which such options are granted, the number of options granted and the number of shares for which the options are granted shall be in the sole discretion of the Board of Directors or the Executive Committee. A director is ineligible to receive a grant unless, as of the date of such grant, the director is not otherwise a full-time employee of the Company or any subsidiary and has not been a full-time employee of the Company or any subsidiary for any part of the preceding fiscal year. In the event that the number of shares available for options under the DSOP is insufficient to make all grants specified on an applicable date, then all directors who are entitled to a grant on such date shall share ratably in the number of shares then available for grant under the DSOP.

     EXERCISABILITY. Each option granted under the DSOP shall become exercisable as to 50% of the shares covered thereby after a period of one year from the date of grant, and shall become exercisable as to the remaining 50% of the shares covered thereby after a period of two years from the date of grant. Each option expires 10 years from the date of grant, but is subject to earlier termination as provided for in the DSOP.

     ASSIGNABILITY. An option granted under the DSOP is not transferable, whether by operation of law or otherwise, other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Tax Code, and any option granted under the DSOP is exercisable, during the lifetime of the optionee, only by such optionee.

     AMENDMENT AND TERMINATION. The Board of Directors may at any time terminate, and from time to time may amend or modify, the DSOP; PROVIDED, HOWEVER, that no amendment, modification or termination of the DSOP shall in any manner adversely affect any option granted under the DSOP prior to such amendment, modification or termination without the consent of the optionee.

     Options granted under the DSOP are generally treated as non-qualified stock options for federal income tax purposes. See "Certain Federal Income Tax Consequences" under the description of the 1998 Long-Term Incentive Plan.

VOTE REQUIRED

     Approval of the amendment of the DSOP to increase to 400,000 the number of shares that will be available for purchase upon the exercise of options granted thereunder will require the affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy and constituting a quorum at the Annual Meeting.

     The Board of Directors recommends a vote FOR approval of the amendment to the DSOP.

                         RATIFICATION OF APPOINTMENT OF
                         INDEPENDENT PUBLIC ACCOUNTANTS
                                    (ITEM 4)

     Coopers & Lybrand L.L.P. has been appointed by the Board of Directors as independent public accountants for the Company and its subsidiaries for the year ending December 31, 1998. This appointment is being presented to the shareholders for ratification. Representatives of Coopers & Lybrand L.L.P. are expected to be present at the Annual Meeting and will be provided an opportunity to make comments with respect to the Company's financial statements and to respond to appropriate inquiries from shareholders.

     Ratification of the appointment of Coopers & Lybrand L.L.P. will require the affirmative vote of the holders of a majority of the outstanding shares of Common Stock represented in person or by proxy and constituting a quorum at the Annual Meeting. Your Board of Directors recommends a vote FOR such ratification.

     If the shareholders fail to ratify the appointment of Coopers & Lybrand L.L.P. as the Company's independent auditors, it is not anticipated that Coopers & Lybrand L.L.P. will be replaced in 1998. Such lack of approval will, however, be considered by the Audit Committee in selecting the Company's independent auditors for 1999.

                              CERTAIN SHAREHOLDERS

     The following table sets forth certain information as of March 31, 1998 (unless otherwise noted) with respect to the beneficial ownership of the Company's Common Stock (i) by each shareholder of the Company who is known by the Company to be a beneficial owner of more than 5% of the Company's Common Stock, (ii) the executive officers of the Company named under "Compensation of Executive Officers" and (iii) all executive officers and directors of the Company as a group. Unless otherwise indicated, all of such stock is owned directly, and the indicated person or entity has sole voting and investment power.

                                          NUMBER OF SHARES        PERCENT
NAME AND ADDRESS                        BENEFICIALLY OWNED(1)    OF CLASS
-------------------------------------   ---------------------    ---------
Ackermans & van Haaren Group(2)......         3,853,850              7.7
  Begijnenvest 113
  B-2000 Antwerpen
  Belgium
Soletanche Group(2)..................         2,752,750              5.5
  6, rue de Watford
  92000 Nanterre
  France
AMVESCAP PLC(3)......................         3,533,066              7.1
  11 Devonshire Square
  London EC2M 4YR
  England
Neuberger & Berman LLC(4)............         2,955,500              5.9
  605 Third Avenue
  New York, New York 10158
Warburg Pincus Asset Management,
  Inc.(5)............................         2,611,200              5.2
  466 Lexington Avenue
  New York, New York 10017
Ray H. Tolson(6).....................         1,008,895              2.0
Paul A. Bragg(6).....................           254,000                *
James W. Allen(6)....................           370,970                *
Gerard Godde(6)......................           128,245                *
John O'Leary(6)......................            86,152                *
All executive officers and directors
  as a group (15 persons)............         2,609,677              5.0
------------
 * Less than 1% of issued and outstanding shares of the Company's Common Stock.

(1) The number of shares beneficially owned by the named executive officers includes shares that may be acquired within 60 days by exercise of stock options or warrants as follows: Mr. Tolson -- 921,417; Mr. Bragg -- 222,750; Mr. Allen -- 370,250; Mr. Godde -- 62,500; Mr. O'Leary -- 31,702.

(2) Ackermans & van Haaren Group and Soletanche Group acquired their beneficial ownership of the Company's Common Stock in March 1997 in connection with the acquisition by the Company of the operating subsidiaries of Forasol-Foramer. Ackermans & van Haaren Group is a publicly traded company listed on the Brussels Stock Exchange. Soletanche Group is a privately held French company, a major shareholder of which is GTN Entrepose S.A., a publicly traded company listed on the Paris Stock Exchange. Ackermans & van Haaren Group and Soletanche Group are not affiliated with each other. See "Certain Relationships and Related Transactions."

(3) The Schedule 13G filed by AMVESCAP PLC under the Exchange Act indicates that, as of February 9, 1998, AMVESCAP PLC and certain of its subsidiaries beneficially owned an aggregate of 3,433,055 shares of the Company's Common Stock. According to the Schedule 13G, AMVESCAP PLC and such subsidiaries had shared voting power and shared investment power with respect to all such shares.

(4) The Schedule 13G filed by Neuberger & Berman LLC and Neuberger & Berman Management Incorporated (collectively "Neuberger") under the Exchange Act indicates that, as of February 11, 1998, Neuberger beneficially owned an aggregate of 2,955,500 shares of the Company's Common Stock. According to the Schedule 13G, Neuberger had sole voting power with respect to 1,470,500 shares, shared voting power with respect to 1,463,400 shares and shared investment power with respect to 2,955,500 shares. Neuberger & Berman LLC disclaimed beneficial ownership with respect to 4,100 shares held by certain of its principals.

(5) The Schedule 13G filed by Warburg Pincus Asset Management, Inc. ("Warburg") under the Exchange Act indicates that, as of January 12, 1998, Warburg beneficially owned an aggregate of 2,611,200 shares of the Company's Common Stock. According to the Schedule 13G, Warburg had sole voting power with respect to 1,861,800 shares, shared voting power with respect to 679,200 shares and sole investment power with respect to 2,611,200 shares.

(6) The business address of each named executive officer is c/o Pride International, Inc., 5847 San Felipe, Suite 3300, Houston, Texas 77057.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In accordance with the Purchase Agreement pursuant to which the Company acquired the operating subsidiaries of Forasol-Foramer, until March 2002, each of Ackermans & van Haaren Group and its affiliates (collectively, the "AVH Group") and Soletanche Group and its affiliates (collectively, the "Soletanche Group") are entitled to nominate one director to the Board of Directors of the Company; PROVIDED that the AVH Group on the one hand and the Soletanche Group on the other hand continue to own, directly or indirectly, at least 50% of the shares of the Company's Common Stock acquired pursuant to the Purchase Agreement. Christian J. Boon Falleur is the director nominee of the AVH Group, and Remi Dorval is the director nominee of the Soletanche Group. Mr. Dorval has also been elected Vice Chairman of the Board of Directors in accordance with the Purchase Agreement.

     So long as the Board of Directors of the Company includes a person designated by the AVH Group or the Soletanche Group (or either of them has participated in the designation of such person), and for a period of not less than 90 days after the Board of Directors of the Company ceases to include any person so designated, such designating shareholder may not, either directly or indirectly, individually or as a member of any group, (i) participate in any unsolicited offer to acquire control of the Company or in any election contest relating to the Company; (ii) vote any of the shares of Common Stock shown in the table under "Certain Shareholders" in the election of directors of the Company for any person other than the persons nominated by the Board of Directors of the Company (including those nominated pursuant to the agreements described above); (iii) vote in favor of any business combination or any other transaction with a third party that has not been approved by at least a majority of the members of the Company's Board of Directors; (iv) increase its ownership in the Company such that either the AVH Group or the Soletanche Group or both of them together would own or control more than 20% of the Company's outstanding voting securities; or (v) enter into any discussions, negotiations, arrangements or understandings with any third party with a view to taking, or advising, aiding, abetting, soliciting, inducing or encouraging, any action prohibited by any of the foregoing.

     In connection with the Forasol-Foramer acquisition, Christian J. Boon Falleur received 40,000 shares of the Company's Common Stock and Remi Dorval received 70,000 shares of the Company's Common Stock, in both cases as severance benefits upon their resignations as executive officers of Forasol-Foramer and its subsidiaries and their surrender of options to purchase an equal number of shares of capital stock of Forasol-Foramer. In addition, options to purchase shares of capital stock of Forasol-Foramer that had been granted to certain employees of Forasol-Foramer, including Gerard Godde, Senior Vice President --Forasol Operations, and John O'Leary, Vice President -- International Marketing, were converted into options to purchase shares of the Company's Common Stock.

                       COMPENSATION OF EXECUTIVE OFFICERS

EXECUTIVE COMPENSATION

     The following table discloses compensation for the fiscal years ended December 31, 1997, 1996 and 1995 for (i) the Chief Executive Officer and (ii) the four other most highly compensated executive officers of the Company:

                           SUMMARY COMPENSATION TABLE

                                                                        LONG-TERM
                                                                       COMPENSATION
                                                                          AWARDS
                                                                       ------------
                                               ANNUAL COMPENSATION        SHARES
                                              ---------------------     UNDERLYING
     NAME AND PRINCIPAL POSITION      YEAR    SALARY(1)    BONUS         OPTIONS
-----------------------------------   -----   ---------  ----------    ------------
Ray H. Tolson......................    1997   $ 366,154  $  732,307       175,000
  Chairman of the Board and            1996     301,888     603,076       180,000
  Chief Executive Officer              1995     259,979     513,846       100,000
Paul A. Bragg......................    1997     272,154     408,231       150,000
  President and                        1996     178,973     178,623       135,000
  Chief Operating Officer              1995     150,756     149,131        79,000
James W. Allen.....................    1997     224,807     224,807       125,000
  Senior Vice President --             1996     175,458     175,108       135,000
  Operations                           1995     145,391      97,052        79,000
Gerard Godde.......................    1997     142,397      77,980       187,700(3)
  Senior Vice President --             1996      --          --            --
  Forasol Operations(2)                1995      --          --            --
John O'Leary.......................    1997     148,356     101,467       171,200(4)
  Vice President --                    1996      --          --            --
  International Marketing(2)           1995      --          --            --

------------

(1) Includes matching contributions and salary deferrals deposited into the Company's 401(k) plan.

(2) Messrs. Godde and O'Leary became executive officers of the Company in March 1997 in connection with the Forasol-Foramer acquisition.

(3) Includes options acquired in the Forasol-Foramer acquisition covering 62,700 shares. See "Certain Relationships and Related Transactions."

(4) Includes options acquired in the Forasol-Foramer acquisition covering 46,200 shares. See "Certain Relationships and Related Transactions."

OPTION GRANTS, EXERCISE AND VALUATION

     During 1997, options were granted to the Chief Executive Officer and the four other most highly compensated executive officers of the Company as shown in the first table below. All such options were granted at fair market value on the grant date. Such options generally are exercisable as to one-fourth of the shares covered thereby six months after the grant date, one-fourth on the first anniversary of the grant date, one-fourth on the second anniversary of the grant date and the remaining one-fourth on the third anniversary of the grant date. Each option permits tax withholding to be paid by the withholding of shares of Common Stock issuable upon exercise of the option. Shown in the second table below is information with respect to unexercised options held at December 31, 1997.

                             OPTION GRANTS IN 1997

                                            INDIVIDUAL GRANTS                          POTENTIAL REALIZABLE
                        ---------------------------------------------------------    VALUE AT ASSUMED ANNUAL
                        NUMBER OF      % OF TOTAL                                      RATES OF STOCK PRICE
                        SECURITIES      OPTIONS                                          APPRECIATION FOR
                        UNDERLYING     GRANTED TO      EXERCISE OR                        OPTION TERM(1)
                         OPTIONS      EMPLOYEES IN     BASE PRICE      EXPIRATION   --------------------------
         NAME            GRANTED          1997        ($ PER SHARE)       DATE           5%           10%
----------------------  ----------    ------------    -------------    ----------   ------------  ------------
Ray H. Tolson.........    175,000       9.5   %          $ 22.75         6/6/2007   $  2,503,787  $  6,345,087
Paul A. Bragg.........    150,000       8.1                22.75         6/6/2007      2,146,103     5,438,646
James W. Allen........    125,000       6.8                22.75         6/6/2007      1,788,419     4,532,205
Gerard Godde..........     50,000       2.7                22.75         6/6/2007        715,368     1,812,882
                           75,000       4.1                17.25        4/30/2007        813,645     2,061,920
                           62,700(2)    3.4                12.91        3/10/2007        509,076     1,290,082
John O'Leary..........     50,000       2.7                22.75         6/6/2007        715,368     1,812,882
                           75,000       4.1                17.25        4/30/2007        813,645     2,061,920
                           46,200(2)    2.5                12.91        3/10/2007        375,112       950,951

------------
(1) The amounts under these columns result from calculations assuming 5% and 10% annual growth rates through the actual option term as set by the Securities and Exchange Commission and are not intended to forecast future price appreciation of the Company's Common Stock. The gains reflect a future value based upon growth at these prescribed rates.

(2) Acquired in connection with the Forasol-Foramer acquisition. See "Certain Relationships and Related Transactions."

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                          FISCAL YEAR-END OPTION VALUE

                                                                           NUMBER OF SHARES
                                                                        UNDERLYING UNEXERCISED           VALUE OF UNEXERCISED
                                                                          OPTIONS AT FISCAL            IN-THE-MONEY OPTIONS AT
                                          SHARES                             YEAR-END(1)                  FISCAL YEAR-END(2)
                                         ACQUIRED        VALUE       ----------------------------    ----------------------------
                                        ON EXERCISE     REALIZED     EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
                                        -----------    ----------    -----------    -------------    -----------    -------------
Ray H. Tolson........................          --              --      894,750         191,250       $17,222,321     $ 1,128,960
Paul A. Bragg........................     221,000      $5,612,750      202,750         101,250         3,003,500         741,250
James W. Allen.......................      71,000       2,270,128      350,250         138,750         5,731,000         835,000
Gerard Godde.........................          --              --      100,200          87,500         1,004,825         495,750
John O'Leary.........................      30,798         743,080       52,902          87,500           421,391         495,750

------------
(1) Number of options shown includes all options (both in and out of the money) at December 31, 1997.

(2) Value reflects those options in-the-money based on a closing price of $25.25 per share at December 31, 1997, less the option exercise price. Options are in-the-money if the market value of the shares covered thereby exceeds the option exercise price.

EMPLOYMENT AGREEMENTS

     The Company is a party to employment agreements with Messrs. Tolson, Bragg and Allen, each for a term ending July 31, 1998, subject to automatic renewals for successive one-year terms until either party terminates the contract effective upon a July 31 anniversary date, with at least one year's advance notice. During 1997, the Company entered into similar employment agreements with Steven R. Tolson, Vice President for U.S. Offshore Operations (who is also the son of Ray H. Tolson); Robert W. Randall, Vice President, General Counsel and Secretary; and Earl W. McNiel, Vice President and Chief Financial Officer, each of which agreements has an initial term ending October 1, 2000. All of such agreements provide that if the executive is terminated involuntarily for reasons not associated with a Change in Control and not due to cause (as defined), the executive will receive (i) one full year (two full years for Ray H. Tolson) of base salary (not less than the highest annual base during the preceding three years); (ii) one year (two years for

Ray H. Tolson) of life, health, accident and disability insurance benefits for himself and dependents; and (iii) an amount equal to the target award (two times the target award for Ray H. Tolson) for the Company's annual incentive compensation plan described below under "Report of the Compensation Committee on Executive Compensation." The agreements treat death, disability, certain constructive terminations of an executive or the Company's failure to renew an agreement at the end of its term as an involuntary termination of the executive.

     Each agreement also provides for compensation due to involuntary termination following a Change in Control. "Change in Control" is defined to include the acquisition by a person of 20% or more of the Company's voting power, certain changes in a majority of the Board of Directors, a merger resulting in existing shareholders having less than 50% of the voting power in the surviving company and sale or liquidation of the Company. In the case of Ray
H. Tolson, his involuntary removal from the Board of Directors or his failure to be reelected to the Board of Directors would also constitute a Change in Control. In the event of a Change in Control, the term of the agreements will be extended for a period of two years (three years in the case of Ray H. Tolson) from the date of the Change in Control. In the event of a termination during the extended term of the agreement (including certain voluntary resignations by the executive), the executive will be entitled to receive (i) salary and benefits equal to two full years of compensation (three full years in the case of Ray H. Tolson), (ii) bonus equal to two times (three times for Ray H. Tolson) the maximum award for the year of termination, and (iii) life, health and accident and disability insurance continued for two years (three years for Ray H. Tolson) or until reemployment. The agreements also provide that the Company shall reimburse the executive for certain taxes incurred by the executive as a result of payments following a Change in Control.

     In addition, each executive's contract provides a noncompete clause for one year after termination (voluntary or involuntary) assuming that it was not due to a Change in Control. In the event of Change in Control, the noncompete clause is void.

     In connection with the acquisition of the operating subsidiaries of Forasol-Foramer, the Company entered into severance agreements with Messrs. Godde and O'Leary. Each of such agreements provides that, if the executive is terminated other than for reasons of misconduct, resignation, death, disability or the attainment of 65 years of age, the executive shall receive (i) 1.5 months of gross salary (as defined) for each year of service with Forasol-Foramer and the Company, collectively, if the termination occurs prior to March 1999 or (ii) one month of gross salary (as defined) for each year of service with Forasol-Foramer and the Company, collectively, if the termination occurs after March 1999. In addition, the Company will provide the executive and his dependents 18 months of coverage under the Company's retirement and benefit plans.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The Compensation Committee (the "Committee") consists of four outside directors, Messrs. Clement, McBride, Boon Falleur and Sneed (Chairman), who neither are officers or employees of the Company nor eligible to participate in any of the compensation programs the Committee administers. The Committee meets at least semiannually to review, recommend and approve employment agreements, salaries, incentive plans, stock options and employee benefit plans for officers and key employees. The key elements of the Committee's compensation program are base salary, annual incentive awards and long-term incentive awards.

     BASE SALARY. Under the Committee's program, the base salary for the executive officers and other key employees is established to position the individual in the median to upper salary level for the individual's peers in the contract drilling industry. Specific compensation for individual executives will vary within this target range as a result of the subjective judgment of the Committee. The Company has employment agreements with six key executive officers, which are more fully described above under "Employment Agreements." These and other named executives received base salary increases ranging from 0% to 47.6% (equal to a weighted average of 18.9%) effective October 1, 1997.

     ANNUAL INCENTIVE COMPENSATION. The second component of the program is the annual incentive compensation plan. This plan provides each executive officer with the opportunity to reach a compensation level between the median and high end of his peers in the Company's industry when the Company achieves outstanding financial performance in terms of earnings per share ("EPS") as measured against the annual profit plan adopted each year by the Committee and the Board of Directors. The annual profit plan is developed after management submits to the Board of Directors its expectations for the year. The Committee establishes the maximum incentive compensation award for each executive officer and key employee. The Committee and the Board of Directors then establish a target EPS for the Company for the year. For 1997, the annual incentive for each of Messrs. Allen and Godde was based 60% on his area of responsibility and 40% on EPS while the incentives for Messrs. Tolson, Bragg and O'Leary were based 100% on EPS. For 1997, the Company's actual EPS was more than 20% above the target EPS, resulting in the maximum incentive award for each of such individuals.

     LONG-TERM INCENTIVE COMPENSATION. The final components of the Committee's compensation program are the Company's 1988 Long-Term Incentive Plan and, if approved by the shareholders at the 1998 Annual Meeting, the 1998 Long-Term Incentive Plan. Under the plans, the Committee is authorized to grant key employees, including the named executive officers, stock options and other stock and cash awards in an effort to provide long-term incentives to such executives. The Committee currently views stock options as the most effective way to tie the long-term interests of management directly to those of the shareholders. In awarding stock options to executives other than the Chief Executive Officer, the Committee reviews and approves or modifies recommendations made by the Chief Executive Officer.

     Factors used in determining individual award size are competitive practice (awards needed to attract and retain management talent), rank within the Company (internal equity), responsibility for asset management (size of job) and ability to affect profitability. In each individual case, previous option and performance unit grants are considered in determining the size of new awards. Considering these factors, the Committee makes a subjective determination as to the level of each award.

     CHIEF EXECUTIVE OFFICER COMPENSATION. The Committee applies the executive compensation program described above in determining Mr. Tolson's total compensation. In 1997, the Committee reviewed Mr. Tolson's base salary, comparing it to the salary of his peers in the international contract drilling industry, and recommended to the Board of Directors that his base salary be increased to $410,000. For 1997, Mr. Tolson's annual incentive award was based solely on EPS and calculated on low fixed, high variable components established by the Committee to increase incentive in performance. Because the Company achieved EPS in excess of 120% of the target for the year, the Company awarded Mr. Tolson an incentive bonus of $732,307, which represented an incentive compensation award of 200% of Mr. Tolson's base salary. In addition, the Committee awarded options to Mr. Tolson to purchase an additional 175,000 shares of the Company's Common Stock (at the market value of such stock on the date of the award), including options covering 100,000 shares that were awarded outside the 1988 Long-Term Incentive Plan in recognition of his contributions to the strategic changes in the Company's assets and business that occurred during the year.

     SUPPLEMENTAL RETIREMENT PLAN. The Committee, with assistance of J.E. Stone & Associates, Inc., implemented a supplemental Executive Retirement Plan for executives that are selected from time to time by the Company's Chief Executive Officer and approved by the Committee. Currently, Messrs. R. Tolson, Bragg and Allen participate in the Plan.

     LIMIT ON DEDUCTIBILITY OF COMPENSATION. Section 162(m) of the Tax Code denies a compensation deduction for federal income tax purposes for certain compensation in excess of $1 million paid to specified individuals. "Performance based" compensation meeting specified standards is deductible without regard to the $1 million cap. The Committee does not anticipate any payment of compensation in 1997 or 1998 in excess of what is deductible under Section 162(m), and believes that options granted under the 1988 Long-Term Incentive Plan currently meet the requirements for "performance based" compensation.

     The Committee believes its practices are fair and equitable for both the executive officers and the shareholders of the Company.

                                           Respectfully submitted,

                                          Christian J. Boon Falleur
                                              James B. Clement
                                              Ralph D. McBride
                                               James T. Sneed

SHAREHOLDER RETURN PERFORMANCE PRESENTATION

     Set forth below is a line graph comparing for the last five years the yearly change in the Company's Common Stock against the SCI Index (which includes all 121 oil service companies in the February 28, 1998 SCI Monthly Performance & Valuation Guide), the SCI Offshore Drillers Index (which includes, among others, Atwood Oceanics, Inc., Diamond Offshore Drilling, Inc. and ENSCO International Incorporated) and the S&P 500 Index.

                 [LINEAR GRAPH PLOTTED FROM DATA IN TABLE BELOW]

                            COMPARISON OF CUMULATIVE
                               FIVE YEAR RETURNS
                         Indexed (Base=12/31/92 value)


                               1992     1993     1994     1995     1996     1997
                              --------------------------------------------------
Pride ....................    100.0    132.0    129.0    274.0    600.0    652.0
SCI ......................    100.0    132.0    137.0    198.0    315.0    487.0
SCI Offshore .............    100.0    168.0    138.0    265.0    630.0    809.0
S&P 500 ..................    100.0    110.0    112.0    153.0    189.0    252.0

                      SUBMISSION OF SHAREHOLDER PROPOSALS
                          FOR THE 1999 ANNUAL MEETING

     Shareholder proposals submitted for presentation at the Annual Meeting of Shareholders of the Company following the completion of fiscal year 1998 must be received by the Company no later than December 14, 1998. It is suggested that proponents submit their proposals by certified mail, return receipt requested. Detailed information for submitting resolutions will be provided upon written request to the Secretary of the Company. No shareholder proposals have been received for inclusion in this Proxy Statement.

                DISCRETIONARY VOTING OF PROXIES ON OTHER MATTERS

     Management does not intend to bring before the Annual Meeting any matters other than those disclosed in the Notice of Annual Meeting of Shareholders, and it does not know of any business that persons, other than management, intend to present at the meeting. If any other matters requiring a vote of the shareholders arises, the proxies in the enclosed form shall be deemed to confer upon the person or persons entitled to vote the shares represented by such proxies discretionary authority for any such other matter in accordance with their best judgment. Copies of the Company's Annual Report on Form 10-K for the year ended December 31, 1997, as filed with the Securities and Exchange Commission, are available without charge to shareholders upon request to Earl W. McNiel, Chief Financial Officer, Pride International, Inc., 5847 San Felipe, Suite 3300, Houston, Texas 77057.

                                          By Order of the Board of Directors

                                          /s/ROBERT W. RANDALL
                                          ROBERT W. RANDALL, SECRETARY

                                                                      APPENDIX A

                           PRIDE INTERNATIONAL, INC.
                         1998 LONG-TERM INCENTIVE PLAN

     1. OBJECTIVES. The Pride International, Inc. 1998 Long-Term Incentive Plan (the "Plan") is designed to retain selected employees of Pride International, Inc., a Louisiana corporation (the "Company"), and its Subsidiaries and reward them for making significant contributions to the success of the Company and its Subsidiaries. These objectives are to be accomplished by making Awards under the Plan and thereby providing Participants with a proprietary interest in the growth and performance of the Company and its Subsidiaries.

     2. DEFINITIONS. As used herein, the terms set forth below shall have the following respective meanings:

          "AWARD" means the grant of any form of ISO, Nonqualified Option, stock appreciation right, stock award or cash award, whether granted singly, in combination or in tandem, to a Participant pursuant to any applicable terms, conditions and limitations as the Committee may establish in order to fulfill the objectives of the Plan.

          "AWARD AGREEMENT" means a written agreement between the Company and a Participant that sets forth the terms, conditions and limitations applicable to an Award.

          "BOARD" means the Board of Directors of the Company.

          "CHANGE IN CONTROL" means, and shall be deemed to have occurred on the date of the first to occur of any of the following:

             (i) a Change in Control of the Company of the nature that would be required to be reported in response to item 6(e) of Schedule 14A of Regulation 14A or Item 1 of Form 8(k) promulgated under the Exchange Act as in effect on the date of this Agreement, or if neither item remains in effect, any regulations issued by the Securities and Exchange Commission pursuant to the Exchange Act which serve similar purposes;

             (ii) any "person" (as such term is used in Sections 12(d) and 14(d)(2) of the Exchange Act) is or becomes a beneficial owner, directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company's then-outstanding securities;

             (iii) the individuals who were members of the Board of Directors of the Company immediately prior to a meeting of the shareholders of the Company involving a contest for the election of Directors shall not constitute a majority of the Board of Directors following such election;

             (iv) the Company shall have merged into or consolidated with another corporation, or merged another corporation into the Company, on a basis whereby less than fifty percent (50%) of the total voting power of the surviving corporation is represented by shares held by former shareholders of the Company prior to such merger or consolidation;

             (v) the Company shall have sold, transferred or exchanged all, or substantially all, of its assets to another corporation or other entity or person.

          "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

          "COMMITTEE" means such committee of two or more members of the Board as is designated by the Board to administer the Plan, or the full Board if so designated. The Committee shall be constituted to permit Awards under the Plan to comply with Rule 16b-3, if applicable.

          "COMMON STOCK" means the Common Stock, no par value, of the Company.

          "DIRECTOR" means an individual serving as a member of the Board.

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time.

          "FAIR MARKET VALUE" means, as of the date an Option or SAR is granted hereunder, (i) if the shares of Common Stock are listed on the New York Stock Exchange, then the final closing sales price per share of Common Stock as reported on New York Stock Exchange Composite Trading Listings, or a similar report selected by the Company, on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, (ii) if the shares of Common Stock are listed on a national securities exchange other than the New York Stock Exchange, the mean between the highest and lowest sales price per share of Common Stock on the primary such national securities exchange on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, (iii) if the shares of Common Stock are not so listed but are quoted in the NASDAQ National Market System, the mean between the highest and lowest sales price per share of Common Stock on the NASDAQ National Market System on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, (iv) if the Common Stock is not so listed or quoted, the mean between the closing bid and asked price on that date, or, if there are no quotations available for such date, on the last preceding date on which such quotations shall be available, as reported by NASDAQ, or, if not reported by NASDAQ, by the National Quotation Bureau, Inc., or (v) if none of the above are applicable, the fair market value of a share of Common Stock as determined in good faith by the Committee.

          "ISO" means an incentive stock option within the meaning of Code
     Section 422.

          "NONQUALIFIED OPTION" means a nonqualified stock option within the meaning of Code Section 83.

          "PARTICIPANT" means an employee of the Company or any of its Subsidiaries to whom an Award has been made under this Plan.

          "RESTRICTED STOCK" means Common Stock that is restricted or subject to forfeiture provisions.

          "RULE 16B-3" means Rule 16b-3 promulgated under the Exchange Act, or any successor rule.

          "SUBSIDIARY" means (i) with respect to any Awards other than incentive stock options within the meaning of Code Section 422, any corporation, limited liability company or similar entity of which the Company directly or indirectly owns shares representing more than 50% of the voting power of all classes or series of equity securities of such entity, which have the right to vote generally on matters submitted to a vote of the holders of equity interests in such entity, and (ii) with respect to Awards of incentive stock options, any subsidiary within the meaning of Section 424(f) of the Code or any successor provision.

     3. ELIGIBILITY. All employees of the Company and its Subsidiaries are eligible for Awards under this Plan. The Committee shall select the Participants in the Plan from time to time by the grant of Awards under the Plan.

     4. COMMON STOCK AVAILABLE FOR AWARDS. There shall be available for Awards granted wholly or partly in Common Stock (including rights or options which may be exercised for or settled in Common Stock) under this Plan ten percent (10%) of the total shares of Common Stock outstanding from time to time. Notwithstanding the foregoing, however, the maximum number of shares of Common Stock that may be issued pursuant to ISOs shall be 1,000,000 shares. The Board and the appropriate officers of the Company shall from time to time take whatever actions are necessary to file required documents with governmental authorities and stock exchanges and transaction reporting systems to make shares of Common Stock available for issuance pursuant to Awards. Common Stock related to Awards that are forfeited or terminated, expire unexercised, are settled in cash in lieu of Common Stock or in a manner such that all or some of the shares covered by an Award are not issued to a Participant, or are exchanged for Awards that do not involve Common Stock, shall immediately become available for Awards hereunder.

     5. ADMINISTRATION. This Plan shall be administered by the Committee, which shall have full and exclusive power to interpret this Plan and to adopt such rules, regulations and guidelines for carrying out this Plan as it may deem necessary or proper, all of which powers shall be exercised in the best interests of the Company and in keeping with the objectives of this Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in this Plan or in any Award in the manner and to the extent the Committee deems necessary or desirable to carry it into effect. Any decision of the Committee in the interpretation and administration of this Plan shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned. No member of the Committee or officer of the Company to whom it has delegated authority in accordance with the provisions of Section 6 of this Plan shall be liable for anything done or omitted to be done by him or her, by any member of the Committee or by any officer of the Company in connection with the performance of any duties under this Plan, except for his or her own willful misconduct or as expressly provided by statute.

     6. DELEGATION OF AUTHORITY. The Committee may delegate to the President and to other senior officers of the Company its duties under this Plan pursuant to such conditions or limitations as the Committee may establish, except that the Committee may not delegate to any person the authority to grant Awards to, or take other action with respect to, Participants who are subject to Section 16 of the Exchange Act.

     7. AWARDS. The Committee shall determine the type or types of Awards to be made to each Participant under this Plan. Each Award made hereunder shall be embodied in an Award Agreement, which shall contain such terms, conditions and limitations as shall be determined by the Committee in its sole discretion and shall be signed by the Participant and by the President or by any officer of the Company to whom the President has delegated such authority for and on behalf of the Company. An Award Agreement may include provisions for the repurchase by the Company of Common Stock acquired pursuant to the Plan and the repurchase of a Participant's option rights under the Plan. Awards may consist of those listed in this Section 7 and may be granted singly, in combination or in tandem. Awards may also be made in combination or in tandem with, in replacement of, or as alternatives to grants or rights (a) under this Plan or any other employee plan of the Company or any of its Subsidiaries, including the plan of any acquired entity, or (b) made to any Company or Subsidiary employee by the Company or any Subsidiary. An Award may provide for the granting or issuance of additional, replacement or alternative Awards upon the occurrence of specified events, including the exercise of the original Award. The occurrence of a Change in Control shall result in acceleration of the vesting and exercisability of, and lapse of restrictions with respect to, all Awards. Notwithstanding anything herein to the contrary, no Participant may be granted Awards consisting of stock options or stock appreciation rights exercisable for more than 2,500,000 shares of Common Stock.

     (i) STOCK OPTION. An Award may consist of a right to purchase a specified number of shares of Common Stock at a price specified by the Committee in the Award Agreement or otherwise. A stock option may be in the form of an ISO which, in addition to being subject to applicable terms, conditions and limitations established by the Committee, complies with Section 422 of the Code, or in the form of a Nonqualified Option. Notwithstanding the foregoing, no ISO can be granted under the Plan more than ten years following the Effective Date of the Plan.

     (ii) STOCK APPRECIATION RIGHT. An Award may consist of a right to receive a payment, in cash or Common Stock, equal to the excess of the Fair Market Value or other specified valuation of a specified number of shares of Common Stock on the date the stock appreciation right ("SAR") is exercised over a specified strike price as set forth in the applicable Award Agreement.

     (iii) STOCK AWARD. An Award may consist of Common Stock or may be denominated in units of Common Stock. All or part of any stock Award may be subject to conditions established by the Committee and set forth in the Award Agreement, which conditions may include, but are not limited to, continuous service with the Company and its Subsidiaries, achievement of specific business objectives, increases in specified indices, attaining specified growth rates and other comparable measurements of performance. Such Awards may be based on Fair Market Value or other specified valuations. The certificates evidencing shares of Common Stock issued in connection with a stock Award shall contain appropriate legends and restrictions describing the terms and conditions of the restrictions applicable thereto.

     (iv) CASH AWARD. An Award may be denominated in cash with the amount of the eventual payment subject to future service and such other restrictions and conditions as may be established by the Committee and set forth in the Award Agreement, including, but not limited to, continuous service with the Company and its Subsidiaries, achievement of specific business objectives, increases in specified indices, attaining specified growth rates and other comparable measurements of performance.

     8.  PAYMENT OF AWARDS.

     (a) GENERAL. Payment of Awards may be made in the form of cash or Common Stock or combinations thereof and may include such restrictions as the Committee shall determine including, in the case of Common Stock, restrictions on transfer and forfeiture provisions.

     (b) DEFERRAL. The Committee may, in its discretion, (i) permit selected Participants to elect to defer payments of some or all types of Awards in accordance with procedures established by the Committee or (ii) provide for the deferral of an Award in an Award Agreement or otherwise. Any such deferral may be in the form of installment payments or a future lump sum payment. Any deferred payment, whether elected by the Participant or specified by the Award Agreement or by the Committee, may be forfeited if and to the extent that the Award Agreement so provides.

     (c) DIVIDENDS AND INTEREST. Dividends or dividend equivalent rights may be extended to and made part of any Award denominated in Common Stock or units of Common Stock, subject to such terms, conditions and restrictions as the Committee may establish. The Committee may also establish rules and procedures for the crediting of interest on deferred cash payments and dividend equivalents for deferred payment denominated in Common Stock or units of Common Stock.

     (d) SUBSTITUTION OF AWARDS. At the discretion of the Committee, a Participant may be offered an election to substitute an Award for another Award or Awards of the same or different type.

     9. STOCK OPTION EXERCISE. The price at which shares of Common Stock may be purchased under a stock option shall be paid in full at the time of exercise in cash or, if permitted by the Committee, by means of tendering Common Stock or surrendering all or part of that or any other Award, including Restricted Stock, valued at Fair Market Value on the date of exercise, or any combination thereof. The Committee shall determine acceptable methods for tendering Common Stock or Awards to exercise a stock option as it deems appropriate. If permitted by the Committee, payment may be made by successive exercises by the Participant. The Committee may provide for procedures to permit the exercise or purchase of Awards by (a) loans from the Company or (b) use of the proceeds to be received from the sale of Common Stock issuable pursuant to an Award. Unless otherwise provided in the applicable Award Agreement, in the event shares of Restricted Stock are tendered as consideration for the exercise of a stock option, a number of the shares issued upon the exercise of the stock option, equal to the number of shares of Restricted Stock used as consideration therefor, shall be subject to the same restrictions as the Restricted Stock so submitted as well as any additional restrictions that may be imposed by the Committee.

     10. TAX WITHHOLDING. The Company shall have the right to deduct applicable taxes from any Award payment and withhold, at the time of delivery or vesting of cash or shares of Common Stock under this Plan, an appropriate amount of cash or number of shares of Common Stock or a combination thereof for payment of taxes required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes. The Committee may also permit withholding to be satisfied by the transfer to the Company of shares of Common Stock theretofore owned by the holder of the Award with respect to which withholding is required. If shares of Common Stock are used to satisfy tax withholding, such shares shall be valued based on the Fair Market Value when the tax withholding is required to be made.

     11. AMENDMENT, MODIFICATION, SUSPENSION OR TERMINATION. The Board may amend, modify, suspend or terminate this Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law except that (a) no amendment or alteration that would impair the rights of any Participant under any Award previously granted to such Participant shall be made without such Participant's consent and (b) no amendment or alteration shall be effective prior to approval by the

Company's shareholders to the extent such approval is determined by the Board to be required by applicable laws, regulations or exchange requirements.

     12. TERMINATION OF EMPLOYMENT. Upon the termination of a Participant's employment ("Employment") any unexercised, deferred or unpaid Awards shall be treated as provided in the specific Award Agreement evidencing the Award or in any other agreement with the Participant. Unless otherwise specifically provided in the Award Agreement or such other agreement or unless specifically accelerated by the Committee, each Award granted pursuant to this Plan which is a stock option shall be deemed to provide that if the Participant's Employment with the Company or its subsidiaries ends for any reason whatsoever, the option shall immediately terminate to the extent the option is not vested (or does not become vested as a result of such termination of Employment) on the date the Participant's Employment terminated.

     13. ASSIGNABILITY. Except as otherwise provided herein, no Award granted under this Plan shall be sold, transferred, pledged, assigned or otherwise alienated or hypothecated by a Participant other than by will or the laws of descent and distribution, and during the lifetime of a Participant, any Award shall be exercisable only by him, or, in the case of a Participant who is mentally incapacitated, the Award shall be exercisable by his guardian or legal representative. The Committee may prescribe and include in applicable Award Agreements other restrictions on transfer. Any attempted assignment or transfer in violation of this Section 13 shall be null and void. Upon the Participant's death, the personal representative or other person entitled to succeed to the rights of the Participant (the "Successor Participant") may exercise such rights. A Successor Participant must furnish proof satisfactory to the Company of his or her right to exercise the Award under the Participant's will or under the applicable laws of descent and distribution.

     Subject to approval by the Committee in its sole discretion, all or a portion of the Awards granted to a Participant under the Plan which are not intended to be ISOs may be transferable by the Participant, to the extent and only to the extent specified in such approval, to (i) the children or grandchildren of the Participant ("Immediate Family Members"), (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members ("Immediate Family Member Trusts"), or (iii) a partnership or partnerships in which such Immediate Family Members have at least ninety-nine percent (99%) of the equity, profit and loss interests ("Immediate Family Member Partnerships"); provided that the Award Agreement pursuant to which such Awards are granted (or an amendment thereto) must expressly provide for transferability in a manner consistent with this Section. Subsequent transfers of transferred Awards shall be prohibited except by will or the laws of descent and distribution, unless such transfers are made to the original Participant or a person to whom the original Participant could have made a transfer in the manner described herein. No transfer shall be effective unless and until written notice of such transfer is provided to the Committee, in the form and manner prescribed by the Committee. Following transfer, any such Awards shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, and, except as otherwise provided herein, the term "Participant" shall be deemed to refer to the transferee. The events of termination of Employment in Section 12 shall continue to be applied with respect to the original Participant, following which the Awards shall be exercisable by the transferee only to the extent and for the periods specified in this Plan and the Award Agreement.

     14.  ADJUSTMENTS.

     (a) The existence of outstanding Awards shall not affect in any manner the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the capital stock of the Company or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock (whether or not such issue is prior to, on a parity with or junior to the Common Stock) or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.

     (b) In the event of any subdivision or consolidation of outstanding shares of Common Stock or declaration of a dividend payable in shares of Common Stock or capital reorganization or reclassification or other transaction involving an increase or reduction in the number of outstanding shares of Common Stock, the Committee may adjust proportionally (i) the number of shares of Common Stock reserved under this Plan and covered by outstanding Awards denominated in Common Stock or units of Common Stock; (ii) the exercise or other price in respect of such Awards; and (iii) the appropriate Fair Market Value and other price determinations for such Awards. In the event of any consolidation or merger of the Company with another corporation or entity or the adoption by the Company of a plan of exchange affecting the Common Stock or any distribution to holders of Common Stock of securities or property (other than normal cash dividends or dividends payable in Common Stock), the Committee shall make such adjustments or other provisions as it may deem equitable, including adjustments to avoid fractional shares, to give proper effect to such event. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Committee shall be authorized, in its discretion, (i) to issue or assume stock options, regardless of whether in a transaction to which Section 424(a) of the Code applies, by means of substitution of new options for previously issued options or an assumption of previously issued options, (ii) to make provision, prior to the transaction, for the acceleration of the vesting and exercisability of, or lapse of restrictions with respect to, Awards (to the extent not otherwise provided under Section 7) and the termination of options that remain unexercised at the time of such transaction or (iii) to provide for the acceleration of the vesting and exercisability of the options and SARs and the cancellation thereof (to the extent not otherwise provided under Section 7) in exchange for such payment as shall be mutually agreeable to the Participant and the Committee.

     15. RESTRICTIONS. No Common Stock or other form of payment shall be issued with respect to any Award unless the Company shall be satisfied based on the advice of its counsel that such issuance will be in compliance with applicable federal and state securities laws. It is the intent of the Company that this Plan comply with Rule 16b-3 with respect to persons subject to Section 16 of the Exchange Act unless otherwise provided herein or in an Award Agreement, that any ambiguities or inconsistencies in the construction of this Plan be interpreted to give effect to such intention and that, if any provision of this Plan is found not to be in compliance with Rule 16b-3, such provision shall be null and void to the extent required to permit this Plan to comply with Rule 16b-3. Certificates evidencing shares of Common Stock delivered under this Plan may be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or transaction reporting system upon which the Common Stock is then listed and any applicable federal and state securities law. The Committee may cause a legend or legends to be placed upon any such certificates to make appropriate reference to such restrictions.

     16. UNFUNDED PLAN. Insofar as it provides for Awards of cash, Common Stock or rights thereto, this Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants who are entitled to cash, Common Stock or rights thereto under this Plan, any such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets that may at any time be represented by cash, Common Stock or rights thereto, nor shall this Plan be construed as providing for such segregation, nor shall the Company, the Board or the Committee be deemed to be a trustee of any cash, Common Stock or rights thereto to be granted under this Plan. Any liability or obligation of the Company to any Participant with respect to a grant of cash, Common Stock or rights thereto under this Plan shall be based solely upon any contractual obligations that may be created by this Plan and any Award Agreement, and no such liability or obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. None of the Company, the Board or the Committee shall be required to give any security or bond for the performance of any obligation that may be created by this Plan.

     17. PARACHUTE PAYMENT LIMITATION. Notwithstanding any contrary provision of the Plan, the Committee may provide in the Award Agreement or in any other agreement with the Participant for a limitation on the acceleration of vesting and exercisability of unmatured Awards to the extent necessary to avoid or mitigate the impact of the golden parachute excise tax under Section 4999 of the Code on the Participant or may provide for a supplemental payment to be made to the Participant as necessary to offset or mitigate the impact of the golden parachute excise tax on the Participant. In the event the Award

Agreement or other agreement with the Participant does not contain any contrary provision regarding the method of avoiding or mitigating the impact of the golden parachute excise tax under Section 4999 of the Code on the Participant, then notwithstanding any contrary provision of this Plan, the aggregate present value of all parachute payments payable to or for the benefit of a Participant, whether payable pursuant to this Plan or otherwise, shall be limited to three times the Participant's base amount less one dollar and, to the extent necessary, the exercisability of an unmatured Award shall be reduced in order that this limitation not be exceeded. For purposes of this Section 17, the terms "parachute payment," "base amount" and "present value" shall have the meanings assigned thereto under Section 280G of the Code. It is the intention of this
Section 17 to avoid excise taxes on the Participant under Section 4999 of the Code or the disallowance of a deduction to the Company pursuant to Section 280G of the Code.

     18. GOVERNING LAW. This Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Code or the securities laws of the United States, shall be governed by and construed in accordance with the laws of the State of Texas.

     19. EFFECTIVE DATE OF PLAN. This Plan shall be effective as of the date (the "Effective Date") it is approved by the Board of Directors of the Company. Notwithstanding the foregoing, the adoption of this Plan is expressly conditioned upon the approval by written consent of the holders of a majority of shares of outstanding shares of Common Stock present, or represented, and entitled to vote at the annual meeting of shareholders in 1998. If the shareholders of the Company should fail so to approve this Plan at such annual meeting, this Plan shall terminate and cease to be of any further force or effect and all grants of Awards hereunder shall be null and void.

                           PRIDE INTERNATIONAL, INC.
                  PROXY -- 1998 ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 12, 1998

     The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement dated April 13, 1998. Ray H. Tolson and Paul A. Bragg, each with full power of substitution, and acting alone, are hereby constituted proxies of the undersigned and authorized to attend the Annual Meeting of Shareholders of Pride International, Inc. (the "Company") to be held at the Westchase Hilton, 9999 Westheimer, Houston, Texas on May 12, 1998 at 1:00 p.m., Houston Time, or any adjournment of such meeting, and to represent and vote all shares of Common Stock of the Company that the undersigned is entitled to vote. The nominees for director are Ray H. Tolson, Remi Dorval, Christian J. Boon Falleur, James B. Clement, Jorge E. Estrada M., Ralph D. McBride and James T. Sneed.

                                              FOR      VOTE WITHHELD
1.   Election of nominees for director        [ ]           [ ]
     FOR, except vote withheld from the
     following nominee(s):
     -------------------------------------
                                              FOR         AGAINST       ABSTAIN
2.   Approval of the Company's 1998           [ ]           [ ]           [ ]
     Long-Term Incentive Plan
3.   Approval of an amendment to the          [ ]           [ ]           [ ]
     Company's 1993 Directors' Stock
     Option Plan
4.   Ratification of the appointment of       [ ]           [ ]           [ ]
     Coopers & Lybrand L.L.P. as the
     Company's independent accountants

                (Continued, and to be signed, on the other side)
--------------------------------------------------------------------------------
                               BACK SIDE OF PROXY

    This proxy is revocable. The undersigned hereby revokes any proxy or proxies to vote or act with respect to such shares heretofore given by the undersigned.

    THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS SPECIFIED ABOVE AND, IN THE ABSENCE OF SUCH SPECIFICATIONS, WILL BE VOTED "FOR" ALL OF THE DIRECTOR NOMINEES AND "FOR" ITEMS (2) THROUGH (4). IF ANY OTHER BUSINESS PROPERLY COMES BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF, THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXIES NAMED HEREIN.

    PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED
ENVELOPE.                                 Dated: _______________________________

                                          ______________________________________
                                          (Signature)
                                          ______________________________________
                                          (Signature if held jointly)
                                          ______________________________________
                                          (Printed name)

                                          Please sign exactly as your stock is
                                          registered. Joint owners should each
                                          sign personally. Executors,
                                          administrators, trustees, etc. should
                                          so indicate when signing.